UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on June 20, 2007, Viacom Inc. (“Viacom” or the “Company”) entered into an amendment (the “Amendment”) to its existing agreement with National Amusements, Inc. (“NAI”) and NAIRI, Inc. (“NAIRI”), a wholly owned subsidiary of NAI, pursuant to which Viacom purchases from NAI and NAIRI a number of shares of Viacom Class B common stock each month in a manner designed to prevent NAI and NAIRI’s ownership percentage of Viacom Class A common stock and Viacom Class B common stock (considered as a single class) from increasing as a result of Viacom’s purchases of shares under its stock purchase program. The Amendment extends the existing agreement to Viacom’s recently announced $4.0 billion stock purchase program. The other terms and provisions of the existing agreement remain unchanged. The existing agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2005. The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is filed herewith as Exhibit 10 and is incorporated by reference herein in its entirety.

For a description of certain relationships among NAI, NAIRI and Viacom, see the section titled “Related Person Transactions” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 20, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed as part of this Report on Form 8-K:
Exhibit No.	Description of Exhibit
10	First Amendment, dated as of June 20, 2007, to the Agreement, dated as of December 21, 2005, among Viacom Inc. (formerly known as New Viacom Corp.), NAIRI, Inc. and National Amusements, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 26, 2007

Exhibit Index

Exhibit No.	Description of Exhibit
10	First Amendment, dated as of June 20, 2007, to the Agreement, dated as of December 21, 2005, among Viacom Inc. (formerly known as New Viacom Corp.), NAIRI, Inc. and National Amusements, Inc.

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